As filed with the Securities and Exchange Commission on July 28, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-1804317
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of Principal Executive Offices) (Zip Code)

Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan
(Full title of the plan)

Paul Ricci
Chief Executive Officer
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (800) 532-2417
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel S. Kim, Esq. Mitchell Zuklie, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 631 Wilshire Boulevard Santa Monica, California 90401 Tel: (301) 633-2800	Alexander Fishkin, Esq. Chief Legal Officer 2603 Discovery Drive, Suite 100 Orlando, Florida 32826 Telephone: (800) 532-2417
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Luminar Technologies, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an increase of 2,500,000 shares of Class A common stock to the employee share pool for potential issuance as part of the Registrant’s ordinary course of business, as approved at the 2025 Annual Meeting of Stockholders on July 3, 2025. The Registrant previously registered shares of its Class A common stock for issuance under the Plan on February 26, 2021 (Registration No. 333-253658), June 22, 2022 (Registration No. 333-265752), June 9, 2023 (Registration No. 333-272577), June 7, 2024 (Registration No. 333-280049) and April 1, 2025 (Registration No. 333-286311). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements referenced above.
Item 8.     Exhibits.
The following documents are filed as exhibits to this Registration Statement.

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit/Appendix	Filing Date	Filed Herewith
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included in the signature page to this Registration Statement).					X
99.1	Amended and Restated 2020 Equity Incentive Plan.	DEF 14A	001-38791	A	6/6/2025
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on July 28, 2025.

LUMINAR TECHNOLOGIES, INC.

By:	/s/ Thomas J. Fennimore
Thomas J. Fennimore
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Ricci, Alexander Fishkin and Thomas J. Fennimore, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Paul Ricci	Chief Executive Officer, Director	July 28, 2025
Paul Ricci	(Principal Executive Officer)

/s/ Thomas J. Fennimore	Chief Financial Officer	July 28, 2025
Thomas J. Fennimore	(Principal Financial and Accounting Officer)

/s/ Alec E. Gores	Director	July 28, 2025
Alec E. Gores

/s/ Mary Lou Jepsen, PhD	Director	July 28, 2025
Mary Lou Jepsen, PhD

/s/ Shaun Maguire, PhD	Director	July 28, 2025
Shaun Maguire, PhD

/s/ Katharine A. Martin	Director	July 28, 2025
Katharine A. Martin

Director
Austin Russell

/s/ Dominick Schiano	Director	July 28, 2025
Dominick Schiano

/s/ Matthew J. Simoncini	Director	July 28, 2025
Matthew J. Simoncini

/s/ Daniel D. Tempesta	Director	July 28, 2025
Daniel D. Tempesta